Equity Financing

Binding Term Sheet

June 7, 2012

This binding term sheet (this “Term Sheet”), dated as of the date first written above, is between Mandalay Digital Group, Inc., a Delaware corporation (“Issuer”), and                          (“Investor”). The parties hereby agree as follows:

Security:	shares of common stock, par value $0.0001 per share (“Common Stock”), of Issuer (the “Shares”).

Purchase Price:	($0.70 per share).

Warrant Coverage:	Investor shall receive 25% warrant coverage (i.e., a warrant exercisable for shares of Common Stock) (the “Warrant”). The Warrant shall be at the option of Investor cash or cashless, have a five (5) year term from the date of issuance and an exercise price equal to $0.70 per share (which shall be adjusted from time to time for customary dilution and anti-dilution events). The Warrant may be exercised only following the first anniversary of the date of issuance.

Closing:	As soon as possible after the date of this Term Sheet but in no event later than June 23, 2012; provided that the transactions contemplated herein have been duly authorized by Issuer and Issuer has received all requisite third party consents with respect to the issuance of the Shares.

Registration Rights:	Issuer shall use best efforts to file a Registration Statement on Form S-3 or, if Issuer is not eligible for Form S-3, on Form S-l (the “Registration Statement”) covering the Shares and the shares of Common Stock underlying the Warrant within one hundred twenty (120) calendar days after the date of this Term Sheet and shall use its best efforts to cause the Registration Statement to become effective as soon as possible thereafter.

Rights of Participation:	Subject to standard carveouts, Investor shall have a right of participation for future financings undertaken by Issuer for a period of two (2) years following the date of issuance of the Shares on a pro rata basis in accordance with Investor’s ownership interests in Issuer, on a fully diluted basis assuming exercise of the Warrant.

Voting Agreement:	For a period beginning on the date hereof and ending on the first anniversary of the date of issuance of the Shares, Investor hereby irrevocably agrees to vote all shares of voting stock (including the Shares and the shares issued to Investor upon exercise of the Warrant, if any) held by Investor in favor of any amendment to Issuer’s Certificate of Incorporation providing for one or more of the following: (x) up to a 10-for-l reverse stock split affecting all shares of Common Stock, and/or (y) an increase in the number of authorized shares of any class or series of capital stock of Issuer.

Transferability:	Until the Shares and the shares issuable to Investor upon exercise of the Warrant have been registered pursuant to the Registration Statement, Investor may assign its right and interests to the Shares and shares issued to Investor upon exercise of the Warrant, if any, subject to the consent of Issuer, which consent shall not be unreasonably withheld.

This Term Sheet shall be binding on the parties hereto and their respective successors and assigns. Although the parties anticipate entering into long-form documents with respect to the terms of this Term Sheet and containing such other provisions as are customary for transactions of the type contemplated, until they are able to do so, and in any case in the event they are unable to do so, the terms of this Term Sheet shall be binding and shall govern the parties’ respective rights and obligations. This Term Sheet will be governed by and construed in accordance with the laws of the State of California. Any disputes arising out of or relating to this Term Sheet shall be heard exclusively in state or federal courts located in California, each party waiving any and all objections to such venue. This Term Sheet sets forth the entire understanding of the parties with respect to the subject matter hereof. This Term Sheet shall not be amended, or any provision hereof waived, except in a writing signed by each party hereto. This Term Sheet may be executed in any number of original, facsimile or other electronic counterparts.

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IN WITNESS WHEREOF, the parties hereto have executed this Term Sheet as of the date first above written.

Issuer:		Investor:

MANDALAY DIGITAL GROUP, INC.

By:	[ILLEGIBLE]	Signature:
Name:		Name:
Title:		Title: Trustees

Binding Term Sheet

Equity Financing

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